Beijing Telestone Technologies Co., Ltd.

and

Beijing Telestone Wireless Telecommunication Company Limited

and

The Shareholders of Beijing Telestone Wireless Telecommunication Company Limited

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EXCLUSIVE BUSINESS COOPERATION AGREEMENT

Dated Nov 22, 2010

Exclusive Business Cooperation Agreement

THIS EXCLUSIVE BUSINESS COOPERATION AGREEMENT (hereinafter referred to as "this Agreement") is executed by and among the following Parties on Nov 22, 2010 in Beijing, China:

(1) **Beijing Telestone Technologies Co., Ltd. (hereinafter referred to as "Party A")**
Legal Representative: Han Daqing
Registered Address: Room 102U, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(2) **Beijing Telestone Wireless Telecommunication Company Limited (hereinafter referred to as "Party B")**
Legal Representative: Pan Guobin
Registered Address: Room 102T, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(3) **All shareholders of Beijing Telestone Wireless Telecommunication Company Limited (hereinafter collectively referred to as "Party C Shareholders" or "Party C")**

Name of the Shareholders	Shareholding Ratio	ID Card No.	Contact Address
Zhang Yongjun	30%	110105196908271856	Room 302, Unit 3, Building 3 North Toutiao, Tuanjiehu, Chaoyang District, Beijing China
Pan Guobin	40%	120103631004451	Room 105, Building 68, Huidui Jingzhili, Hexi District, Tianjin China

Wang Jianjun	30%	652322197105210012	Room 04, Floor 20, Building 6, No.54 East Third Ring South Road, Chaoyang District, Beijing China

In this Agreement, each of Party A, Party B and the Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

(1) Party A, as a wholly foreign-owned enterprise, is duly organized and validly existing under the PRC (refers to the People's Republic of China, solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province) Laws, which has necessary resources on technique and consultancy services;

(2) Party B is a domestic company duly organized and validly existing under the laws of PRC, and its business includes telecommunication information network construction under the permission of relevant PRC authorities;

(3) Party A is willing to provide Party B with exclusive business support services including technical, consulting and other services in relation to telecommunication information network construction during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

(4) Party C legally holds 100% of the equity interest in Party B.

NOW THEREFORE, through friendly negotiations, the Parties have mutually agreed to execute this Agreement upon the following terms:

Article 1 Services Provided by Party A

1.1 Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete business support and technical and consulting

services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all services within the business scope of Party B as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2 Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. The Parties agree that Party A may appoint other parties to provide Party B with the consultations and/or services under this Agreement.

1.3 Service Providing Methodology

(1) Party A and Party B agree that during the term of this Agreement, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

(2) To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A's relevant equipment or property based on the needs of the business of Party B.

Article 2 The Calculation and Payment of the Service Fees

2.1 Both Parties agree that, with respect to the services provided by Party A to Party B under this Agreement, Party B shall pay an annual service fee (hereinafter referred into as the “Service Fee”) to Party A in the equivalent amount of certain percentage (hereinafter referred into as the “Rate of Service

Fee") of Party B's audited total amount of operational income of such year. Both Parties will confirm in writing the specific Rate of Service Fee based on further consultations following the execution of this Agreement. Party B shall pay such service fee to Party A within 30 days upon completion of its annual financial auditing of each year. Upon the prior written consent by Party A, the Rate of Service Fee may be adjusted pursuant to the operational needs of Party B and such adjustment shall be confirmed in writing by both Parties.

Article 3 Intellectual Property Rights and Confidentiality Clauses

3.1 Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties rights arising out of or created during the performance of this Agreement, including but not limited to copyrights, patent rights, patent application rights, software, technical secrets, trade secrets and others.

3.2 Any information, documents, data and all other materials arising out of the negotiation, signing, and performance of this Agreement, or relating to the terms of this Agreement or of other Parties that become available to the Party during the performance of this Agreement (hereinafter referred to as "Confidential Information") shall be kept in strict confidence by the Parties. Without written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

(1) such information that is in the public domain (which do not include the information disclosed by the receiving party);

(2) such information required to be disclosed subject to the applicable laws or the rules or regulations of any stock exchange; or

(3) such information disclosed by each Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties same

to the duties in this section. Disclosure of any Confidential Information by the staff members or agency hired by any Party shall be deemed disclosure of such Confidential Information by such Party, which Party shall be held liable for breach of this Agreement.

3.3 This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

Article 4 Representations and Warranties of Party A

4.1 Party A is a company legally organized and validly existing in accordance with the PRC laws.

4.2 Party A's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.3 This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms under this Agreement.

Article 5 Representations and Warranties of Party B

5.1 Party B is a company legally organized and validly existing in accordance with the PRC laws and may engage in telecommunication information network construction as approved by the relevant PRC governmental authorities.

5.2 Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

5.3 This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

Article 6 Guaranty of the Agreement

6.1 To secure the performance of the obligations under this Agreement by Party B, the Party C Shareholders agree to pledge all the equity interest held by them in Party B to Party A, and the Parties agree to further execute the Equity Pledge Agreement.

Article 7 Tax and Expense

7.1 The taxes and expenses arising from the execution and performance hereof shall be borne respectively by the Parties in accordance with the PRC laws.

Article 8 Assignment

8.1 Party B shall not transfer to any third party part or all of the rights and obligations under this Agreement without Party A's prior written consent.

8.2 The Parties agree that Party A is entitled to transfer to any third party part or all of the rights and obligations under this Agreement at its discretion and by giving six (6) days' prior written notice to Party B.

Article 9 Event of Default

9.1 If Party B delays in payment of Service Fee in accordance with Article 2 of this Agreement, it shall pay to Party A 0.03% of the unpaid Service Fee as breach penalty for each day of delay; and Party A shall be entitled to excise the Right of Pledge under the Equity Pledge Agreement if Party B delays in payment for sixty (60) days.

9.2 If Party B violates any of the representations and warranties under this Agreement, and fails to rectify within sixty (60) days after receipt of Party A's written notice, Party A shall be entitled to excise the Right of Pledge under the Equity Pledge Agreement.

9.3 If Party A fails to perform or completely perform the obligations in Article 1 of this Agreement, or is in violation of the representations or warranties hereof, Party B shall be entitled to ask Party A to rectify within a reasonable time.

Article 10 Effectiveness, Modification and Cancellation

10.1 This Agreement shall take effect on the date of execution hereof by the Parties with seals and expire on the date that Party A or the third party designated by Party A has purchased the equity interests from the shareholders of Party B or all or material assets of Party B.

10.2 The modification of this Agreement shall come into effect after mutually negotiated and signed by the Parties. If the Parties could not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall be terminated upon agreement by all Parties by signing an agreement in writing. And Party A shall be entitled to terminate this Agreement by giving thirty (30) days' prior notice to other Parties.

Article 11 Force Majeure

11.1 "Force Majeure" shall mean any event which is unforeseeable, unavoidable notwithstanding the reasonable care of the Party affected and beyond the reasonable control of such Party, and shall include but not limited to such nature disasters as earthquake, flood or fire, and such social emergences as government acts, strikes or riots.

11.2 In the event of Force Majeure, the Party affected by Force Majeure shall promptly notify the other Parties advising of such event in a most convenient way and provide the other Parties detailed written report and notarized documents issued by the local notary office where such event arises within fifteen (15) days after occurrence of such event, and shall take utmost reasonable practicable measures to remove the negative effects of such event and minimize losses of the other Parties accrued from such event. Any Party affected by Force Majeure shall be excused from its liabilities for breaching

this Agreement. The Parties agree to resume performance under this Agreement whenever such event disappears.

Article 12 Applicable Law and Dispute Resolution

12.1 Such matters as effectiveness, interpretation, performance and the resolution of dispute of this Agreement shall be governed by the PRC laws.

12.2 Any dispute arising out of or relating to any provision of this Agreement shall be resolved amicably through negotiation by the Parties. If the Parties have not reached an agreement within thirty (30) days after such dispute arises, either Party may submit such dispute to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration award shall be final and binding on the Parties.

12.3 During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to perform their respective obligations under this Agreement.

Article 13 Miscellaneous

13.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

13.2 The successors to the Parties and the transferees acceptable in accordance with this Agreement shall be subject to this Agreement and shall enjoy the rights and assume the obligations hereunder.

13.3 Any notice under this Agreement shall be delivered to the address and number of such Party set forth below by personal delivery, facsimile transmission or registered airmail, or the changed address or number informed in writing by the other Party. It shall be deemed given when (i) the 5th day if being sent by registered airmail; (ii) the day after the day of dispatch if delivering personally or by facsimile. If delivering by facsimile, it is required to email the original

to the other Parties by registered airmail or by personal delivery.

Party A

Contact Person: Han Daqing

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

Party B

Contact person: Pan Guobin

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

The Representative designated by the Shareholders: Wang Jianjun

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

13.4 This Agreement is written in both Chinese and English language in five counterparts, Party A having one counterpart, Party B having one counterpart and Party C having three counterparts, each of which will be deemed an original, which together will constitute one and the same instrument; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[*Signature page follows*]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A: Beijing Telestone Technologies Co., Ltd.

Legal Representative (or Authorized Representative): Han Daqing

Signature and Company Seal:____

Party B: Beijing Telestone Wireless Telecommunication Company Limited

Legal Representative (or Authorized Representative): Pan Guobin

Signature and Company Seal:____

Party C: All shareholders of Beijing Telestone Wireless Telecommunication Company Limited

Signature:____

Zhang Yongjun

Signature:____

Pan Guobin

Signature:____________________________________

Wang Jianjun